This Warrant and the securities underlying this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated in the absence of such registration or an exemption therefrom under such Securities Act, any applicable state securities laws and the rules and regulations thereunder.

PROTEA BIOSCIENCES, INC.

WARRANT

TO PURCHASE CLASS A COMMON STOCK OF THE COMPANY

Warrant No. __	Issue Date: _____ __, 2009

FOR VALUE RECEIVED, PROTEA BIOSCIENCES, INC., a Delaware corporation (the “Company”), grants the following rights to ________________, and [his] [her] [its] permitted assigns, heirs, executors and administrators (individually and collectively, the “Holder”), as of the ___ day of ______ 2009 (“Issue Date”). This warrant (the “Warrant”) has been issued by the Company in connection with a sale of Units of the Company’s securities pursuant to a limited Offering to “accredited investors” only (as defined in Rule 501(a) of SEC Regulation D under the Securities Act of 1933) pursuant to a Confidential Private Placement Memorandum (the “Memorandum”) dated July 1, 2009 (the “Offering”). Under the terms and conditions of the Offering, each Unit consisting of 20,000 shares of the Company’s Class A Common Stock and one Warrant to purchase up to 10,000 shares of the Company’s Class A Common Stock on the terms and conditions set forth herein.

Section 1.              Grant.

The Holder is hereby granted the right (collectively, the “Purchase Rights”), in accordance with the terms and conditions of this Warrant, from the date hereof until the expiration of the “Exercise Period” (as defined below), to purchase from the Company that number of fully paid and non-assessable shares of Class A Common Stock of the Company, par value $0.001 per share, set forth in Section 2 hereof, at the “Exercise Price” (as defined below), upon delivery of this Warrant to the Company with the Notice of Exercise form attached as Exhibit 1 hereto, duly executed, and upon tender of the Exercise Price for the shares of Common Stock to be purchased.

Section 2.              Number of Shares of Class A Common Stock Purchasable.

2.1           Subject to the other provisions of this Section 2, this Warrant entitles the Holder to purchase from time to time up to 10,000 shares of the Company’s Class A Common Stock (the “Warrant Shares”).

2.2           In case prior to the expiration of these Purchase Rights by exercise or by the terms of this Warrant the Company shall undertake any reclassification, stock split, reverse stock split, stock dividend or any similar proportionately-applied change (collectively, a “Reclassification”) of outstanding shares of Class A Common Stock (other than a change in, of, or from par value), the Holder shall thereafter be entitled, upon exercise of this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such Reclassification by a holder of the number of shares of Class A Common Stock which this Warrant entitles the Holder hereof to purchase immediately prior to such Reclassification. Notice of any such Reclassification shall be given to the Holder pursuant to Section 11 hereof.

2.3           In case prior to the expiration of these Purchase Rights by exercise or by the terms of this Warrant the Company shall determine to consolidate or merge with, or convey all, or substantially all, of its property or assets to, any other corporation or corporations, or dissolve, liquidate or wind up, then, as a condition precedent to such consolidation, merger, conveyance, dissolution, liquidation or winding up, notice shall be given to the Holder pursuant to Section 11 hereof and lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive from the Company or the successor corporation, as the case may be, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Class A Common Stock of the Company theretofore purchasable upon the exercise of the Purchase Rights, such shares of stock, securities, or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Class A Common Stock of the Company theretofore purchasable upon the exercise of the Purchase Rights had such consolidation, merger, conveyance, dissolution, liquidation or winding up not taken place; and in any such event the rights of the Holder to an adjustment of the number of shares of Class A Common Stock purchasable upon the exercise of the Purchase Rights as herein provided, shall continue and be preserved in respect of any stock or securities which the Holder becomes entitled to purchase.

Section 3.              Exercise Period; Registration Statement Notice.

3.1           The Purchase Rights represented hereby shall be exercisable in whole or in part from time to time after the date of issuance of this Warrant until the earlier of (i) a Qualified Public Offering, or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the Issue Date hereof (the “Exercise Period”). For purposes of this Warrant, the term “Qualified Public Offering” shall mean the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Class A Common Stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts, commissions and fees) are at least $15,000,000.

3.2           The Company shall give the Holder written notice, at the address of the Holder set forth on the Company’s books, not less than ten days prior to the filing of any registration statement with respect to a Qualified Public Offering.

Section 4.              Exercise.

4.1           The Purchase Rights represented by this Warrant are exercisable upon the terms and conditions set forth herein at the option of the Holder in whole at any time and in part, but not for less than 100 shares at a time, at any time and from time to time during the Exercise Period, upon the delivery of the Notice of Exercise form attached hereto as Exhibit1, to the Company with such notice duly executed and upon payment in cash, wire transfer or bank cashier’s check of the Exercise Price. The Purchase Rights shall be deemed to have been exercised, and the Holder shall be deemed to have become a stockholder of record of the Company for the purposes of receiving dividends and for all other purposes whatsoever with respect to the shares of Class A Common Stock so purchased, as of the date of delivery of such properly executed notice accompanied by proper tender of the Exercise Price at the office of the Company. As promptly as practicable on or after such date, and in any event within 20 business days thereafter, the Company at its expense shall issue and deliver, or cause to be issued and delivered, to the person or persons entitled to receive the same, a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

Section 5.              Exercise Price.  The exercise Price for each share of Common Stock issuable to the Holder hereunder shall be $2.00 per share.

Section 6.              Company’s Warranties and Covenants as to Capital Stock .
The Company has taken all action necessary and appropriate to properly authorize, reserve and issue those shares of Class A Common Stock issuable to the Holder pursuant to this Warrant including an authorization of issuance and setting of exercise price. The Class A Common Stock deliverable on the exercise of the Purchase Rights represented hereby shall, when issued, be duly and validly issued, fully paid and nonassessable. The Company shall at all times reserve and hold available sufficient shares of Class A Common Stock to satisfy all conversion and purchase rights of all outstanding convertible securities and warrants.

Section 7.             Transfer; Compliance With Securities Laws; Right of Company to Request Opinion of Counsel Confirming Such Compliance; Holder Responsible for Costs of Transfer Including Reasonable Counsel Fees. The Purchase Rights shall be registered on the books of the Company, which shall be kept by it at its principal office for that purpose. This Warrant and the Class A Common Stock issuable upon exercise of the Purchase Rights, may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee, including, if requested by the Company, an opinion of counsel satisfactory to the Company to the effect that the transfer or assignment is in compliance with applicable securities laws. Subject to such compliance, the Purchase Rights shall be transferable on said books, in whole or in part, by the Holder in person or by duly authorized attorney upon surrender of this Warranty properly endorsed by the Holder executing the Permitted Transfer or Assignment Form attached hereto and made a part hereof as Exhibit 2. All costs associated with any transfer or assignment, including, without limitation, the reasonable fees of counsel to the Company shall be borne by the transferor or assignor. The Company agrees that, while the Purchase Rights remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever except under arrangements which shall insure to persons exercising warrants or applying for transfer of stock all rights and privileges which they might have had or received if the stock transfer books had not been closed and they had exercised their Purchase Rights at any time during which such transfer book shall have been closed.

Section 8.             Charges, Taxes and Expenses. Issuance of certificates for shares of Class A Common Stock issuable upon the exercise of this Warrant or any portion thereof (and issuance of a replacement Warrant certificate in the event of partial exercise) shall be made without charge to the Holder hereof for any issue taxes or any other incidental expenses in respect of the issuance of such certificates to and in the name of the registered Holder of this Warrant, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant. Certificates will be issued in a name other than that of the Holder upon the request of a Holder and payment by the Holder of any applicable transfer taxes and compliance with all applicable securities laws and with all applicable provisions of this Warrant including but not limited to Section 7 hereof.

Section 9.              Exchange for Other Denominations. This Warrant is exchangeable for new certificates of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder in denominations designated by the Holder at the time of surrender. In the event of the purchase, at any time prior to the expiration of the Exercise Period, of less than all of the shares of Class A Common Stock purchasable hereunder, the Company will cancel this Warrant upon surrender thereof, and will forthwith execute and deliver to the Holder hereof a new warrant of like tenor and date for the balance of the shares purchasable hereunder.

Section 10.            Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and date, in lieu of this Warrant.

Section 11.            Notices Including Certificate of Company In Event of Adjustment.

(a)           Whenever the number of shares purchasable hereunder shall be adjusted pursuant to Section 2 hereof, the Company shall issue a certificate signed by its Chief Financial Officer or its President or such other appropriate officer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b)           In case:

(i)           the Company shall take a record of the holders of its Class A Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)          of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(iii)         of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or deliver or cause to be mailed or delivered to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Class A Common Stock shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed or delivered at least 15 business days prior to the date therein specified.

(c)           All notices, requests, consents and demands required by this Warrant shall be in writing and shall be personally delivered or mailed, postage prepaid, to the Company at:

PROTEA BIOSCIENCES, INC.
955 Hartman Run Road
Morgantown, WV 26507
Attn: President
Fax: 304-292-7101
with a copy to:
Spilman Thomas & Battle, PLLC
One Oxford Centre, Suite 3440
301 Grant Street
Pittsburgh, PA 15219
Attn: Ronald W. Schuler, Esq.
Fax: 412-325-3324

and to the Holder at the address of such Holder set forth in the subscription agreement executed by the original holder of this Warrant in connection with the purchase of one or more Units of the Company’s securities. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery with written verification of receipt.

Section 12.           Miscellaneous.           This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company.  This Warrant shall be binding upon the Company’s successors. This Warrant shall be governed, construed and enforced in accordance with the laws of the State of Delaware. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant shall any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

IN WITNESS WHEREOF, the parties have caused this Warrant to be duly executed, under seal and delivered on its behalf as of the ____ day of __________, 2009.

PROTEA BIOSCIENCES, INC. (SEAL)

By:
Stephen Turner
President

HOLDER:	(SEAL)

[Name of Holder]

EXHIBIT 1

NOTICE OF EXERCISE PURSUANT TO
ATTACHED WARRANT

________________, 20___

To:   PROTEA BIOSCIENCES, INC.

(1)           The undersigned, the Holder of record of the attached Warrant of PROTEA BIOSCIENCES, INC., hereby exercises the option granted by the Purchase Rights evidenced by the attached Warrant to purchase upon the terms set forth in such Warrant [________] shares of Class A Common Stock, which constitutes all [or a portion] of the shares of Class A Common Stock issued pursuant to the Purchase Rights represented by this Warrant, of PROTEA BIOSCIENCES, INC., and hereby tenders payment of the Exercise Price as determined by the Warrant. All capitalized terms used but not defined in this notice shall have the meanings assigned to such terms in the Warrant.

(2)           In exercising this Warrant, the undersigned hereby confirms and acknowledges that (a) the undersigned has complied with all terms and conditions of the Offering as defined in the Warrant, including the requirement that the Offering was limited to “accredited” investors only, (b) the shares of the Class A Common Stock to be issued are being acquired solely for investment and solely for the account of the undersigned, (c) the undersigned will not offer, sell or otherwise dispose of any such shares of Class A Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws, and (d) as required under the terms of the Offering, the certificate or certificates representing said shares of Class A Common Stock shall bear a restrictive legend prohibiting and restricting transfer of such shares except in compliance with applicable federal and state securities laws.

(3)           Please issue a certificate or certificates representing said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below.

(4)           Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

ATTEST:	HOLDER:

By:

Name:

Title:

(If certificates for Class A Common Stock or new Warrants are requested in a name other than the undersigned, be advised that the delivery of the certificates and/or new Warrants will be delayed until the Company assures itself that such change is permitted under Section 7 of the Warrant that such change does not violate applicable federal and state securities laws.)

EXHIBIT 2

PERMITTED TRANSFER OR ASSIGNMENT FORM

NOTE: THIS ASSIGNMENT BEARS A RESTRICTIVE LEGEND BELOW

FOR VALUE RECEIVED, the undersigned Holder of record of this Warrant of PROTEA BIOSCIENCES, INC., hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Class A Common Stock set forth below:

Name of Transferee/Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint the Secretary of PROTEA BIOSCIENCES, INC. to make such transfer on the books of PROTEA BIOSCIENCES, INC., maintained for the purpose, with full power of substitution in the premises.

Attached hereto is an opinion of counsel that the assignment does not violate or is exempt from, any federal and state securities laws. As provided in the Warrant, including but not limited to Section 7 of the Warrant, the Company may, in its sole discretion, decide whether such opinion is satisfactory, and Assignee and Holder agree to any reasonable delay in transfer caused by such evaluation and further acknowledge and agree that they shall bear all costs associated with any transfer or assignment, including, without limitation, the reasonable fees of counsel to the Company shall be borne by the transferor or assignor.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of Class A Common Stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of applicable securities laws.

Accordingly, the following restrictive legend is made applicable to this assignment (and to this Warrant and securities covered by this Warrant as assigned hereby to Assignee):

This Assignment and this Warrant and the securities underlying this Warrant as assigned hereby, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated in the absence of such registration or an exemption therefrom under such Securities Act, any applicable state securities laws and the rules and regulations thereunder.

Dated:	HOLDER:

By:
Name:
Title:

Dated:	ASSIGNEE:

By:
Name:
Title:

707281